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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         April 16, 1998 (April 5, 1998)
                ------------------------------------------------
                Date of report (Date of earliest event reported)

                       Salomon Smith Barney Holdings Inc.
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               (Exact Name of Registrant as Specified in Charter)

       Delaware                  1-4346                   22-1660266
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  (State or other juris-   (Commission File No.)          (IRS Employer
 diction of Incorporation)                              Identification No.)

                              388 Greenwich Street
                            New York, New York 10013
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              (Address of Principal Executive Offices and Zip Code)

                                 (212) 816-6000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

         On April 6, 1998, Travelers Group Inc. ("Travelers"), the parent of Salomon Smith Barney Holdings Inc. ("SSBH"), announced that it had entered into a Merger Agreement with Citicorp. Upon the consummation of the merger between Citicorp and Travelers, the surviving corporation would be a bank holding company subject to regulation under the Bank Holding Company Act of 1956 (the "BHCA"), the requirements of the Glass-Steagall Act and certain other laws and regulations. Section 20 of the Glass-Steagall Act prohibits a member bank of the Federal Reserve System, such as Citicorp's subsidiary Citibank, N.A., from being affiliated with a company that is engaged principally in underwriting and distributing securities. The Federal Reserve Board has determined that a securities firm that does not generate more than 25% of its gross revenues from underwriting and dealing in certain ineligible securities is not deemed for purposes of the Glass-Steagall Act to be "engaged principally" in securities underwriting and distribution.

         Although the effects of the merger of Travelers and Citicorp and compliance with the requirements of the BHCA and the Glass-Steagall Act are still under review, SSBH does not believe that its compliance with applicable law following the merger of Travelers and Citicorp will have a material adverse effect on its subsidiaries' ability to continue to operate the businesses in which they are presently engaged.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 16, 1998


                                           SALOMON SMITH BARNEY HOLDINGS INC.


                                        By:   /s/ CHARLES W. SCHARF
                                           ----------------------------------
                                           Name:  Charles W. Scharf
                                           Title: Chief Financial Officer